CHISHOLM & ASSOCIATES
                          Certified Public Accountants
                                 P.O. Box 540216
                        North Salt Lake, Utah 84054-0216


May 9, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Nighthawk Systems, Inc.

Gentlemen:

We have read Item 4 "Changes in Registrant's Certifying Accountants" contained in Nighthawk Systems, Inc.'s 8-K and are in agreement with the statements contained therein, as they relate to our firm.


Very truly yours,


/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah